certification

James Colantino, Principal Executive Officer/President, and Laura Szalyga, Principal Financial Officer/Treasurer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                      Principal Financial Officer/Treasurer

Two Roads Shared Trust                                        Two Roads Shared Trust

/s/ James Colantino                                               /s/ Laura Szalyga

James Colantino                                                     Laura Szalyga

Date: 4/10/23                                                        Date: 4/10/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Two Roads Shared Trust and will be retained by Two Roads Shared Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.